                                                                  EXHIBIT 99.N.2
               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of SAL Trust Preferred Fund I on Form N-2 of our report dated February 19, 1999 of our audit of the consolidated financial statements of FirstBancorp, Inc. as of December 31, 1998 and 1997, and for the two years then ended appearing in the Prospectus which is a part of this Registration Statement, and to the reference to our firm under the heading "Experts" in such Prospectus.

                                                 /s/ Osburn, Henning and Company
                                                     OSBURN, HENNING AND COMPANY


September 9, 1999
Orlando, Florida